Exhibit 15.1

Deloitte & Touche LLP Unique Entity No. T08LL0721A 6 Shenton Way OUE Downtown 2 #33-00 Singapore 068809 Tel: +65 6224 8288 Fax: +65 6538 6166 www.deloitte.com/sg

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-234405, 333-252575 and 333-254768 on Form F-3 and Registration Statement No. 333-252118 on Form S-8 of our report dated April 22 2021, relating to the consolidated financial statements of ASLAN Pharmaceuticals Limited appearing in the Annual Report on Form 20-F for the year ended December 31, 2020.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP

Singapore

August 6, 2021